DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of January 16, 2025, between Trust for Professional Managers, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Trust wishes to employ the services of ALPS in connection with the promotion and distribution of the shares of the Funds listed on Appendix A (each a “Fund” and collectively the “Funds”) (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.ALPS Appointment and Duties.

(a)    The Trust hereby appoints ALPS to provide the distribution services set forth in this Agreement on Appendix B, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

(b)    ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such Person(s) or organizations shall be paid by and be the sole responsibility of ALPS, and the Trust shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such Person(s) or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.ALPS Compensation; Expenses.

(a)ALPS shall not be entitled to compensation for services provided by ALPS under this Agreement. ALPS may receive compensation or reimbursement of expenses from the relevant investment adviser identified on Appendix A related to its services hereunder or for additional services as may be agreed upon by ALPS and the relevant investment adviser identified on Appendix A.
(b)ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Trust personnel. Other Trust expenses incurred shall be borne by the Trust or the relevant investment adviser identified on Appendix A, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Trust shares; administration, transfer agency, and custodial expenses; interest; Trust directors’ or trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Trust and investment advisory related legal expenses; costs of maintenance of Trust existence; printing and delivery of materials in connection with meetings of the Trust’s directors or trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”).

3.    Documents. The Trust has furnished or will furnish, upon request, ALPS with copies of the Trust’s Declaration of Trust, advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Trust reports, and all forms relating to any plan, program or service offered by the Trust. The Trust shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Trust shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto that are filed with the SEC and relate to a Fund identified on Appendix A.

4.    Sales of Shares.

(a)    The Trust grants to ALPS the right to sell the Shares as agent on behalf of the Trust, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act, and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Trust, the Shares covered by the registration statement, prospectus and statement of additional information for the Trust then in effect under the 1933 Act and 1940 Act.

(b)     The rights granted to ALPS shall be exclusive, except that the Trust reserves the right to sell Shares directly to investors on applications received and accepted by the Trust.

(c)    Except as otherwise noted in the current prospectus and/or statement of additional information of the Funds identified on Appendix A, all Shares sold to investors by ALPS or the Trust will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Trust’s current prospectus and/or statement of additional information.

(d)    The Trust shall receive the net asset value per Share on all sales. If a fee in connection with shareholder redemptions is in effect, such fee will be paid to the Trust. The net asset value of the Shares will be calculated by the Trust or by another entity on behalf of the Trust. ALPS has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(e)    The Trust reserves the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(f)    In consideration of these rights granted to ALPS, ALPS agrees to use commercially reasonable efforts to distribute the Shares. ALPS shall review and file Fund advertising materials with the SEC and/or FINRA to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(g)    ALPS is not authorized by the Trust to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate in consultation with the Trust, provided such sales literature complies with applicable law and regulations.

(h)    The Trust agrees that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Trust shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Trust shall furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request for use in connection with the distribution of Shares of the Trust.

(i)    The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Trust must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)    The Trust shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Trust in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectus and statement of additional information of the Trust and in all other materials which merely refer in accurate terms to its appointment hereunder or which are required by the SEC, FINRA or any state securities authority.

(k)    Neither ALPS nor any of its affiliates shall use the name of the Trust in any publicly disseminated materials, including sales literature, in any manner without the prior consent of the Trust (which shall not be unreasonably withheld); provided, however, that the Trust hereby approves all lawful uses of its name in any required regulatory filings of ALPS which merely refer in accurate terms to the appointment of ALPS hereunder, or which are required by the SEC, FINRA or any state securities authority.

(l)    ALPS will promptly transmit any orders received by it for purchase, redemption, or exchange of the Shares to the Trust’s transfer agent.

(m)    ALPS shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds in order to enable the Shares to be traded through FundSERV. ALPS will not be responsible or liable for: (i) any operational matters associated with the settlement of Fund transactions through FundSERV or Networking; and (ii) in connection with a conversion of services to ALPS, if applicable, any transactions occurring by or though the ALPS sponsored NSCC number with respect to the Funds involving a financial intermediary that does not have an Intermediary Agreement (as defined below in Section 4(p)) executed with ALPS.

(n)    The Trust agrees to issue Shares of the Trust and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the registration statement.

(o)    The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust shall make available to ALPS, at ALPS’ expense, such number of copies of the prospectus, statement of additional information, and periodic reports related to the Funds identified on Appendix A as ALPS may reasonably request. The Trust will furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request.

(p)    The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Trust will keep ALPS informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall promptly notify ALPS of any change in this information.

(q)     At the request and direction of the Trust, ALPS enters into agreements with financial intermediaries in connection with the sale of Fund shares (each, an “Intermediary Agreement”). ALPS will not be obligated to make payments to any such financial intermediaries unless ALPS has received an authorized payment from such applicable Fund, if subject to a distribution plan or other such plan approved by the Trust’s board of trustees, and/or the Trust’s investment adviser.

5.    Insurance. ALPS will maintain at its expense an errors and omissions insurance policy adequate to cover its distribution activities hereunder relating to the Trust.

6.    Right to Receive Advice.

(a)    Advice of the Trust and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Trust or, as applicable, the relevant investment adviser identified on Appendix A, custodian, or other service providers.

(b)    Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Trust, the relevant investment adviser identified on Appendix A, or ALPS, at the option of ALPS).

(c)    Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Trust or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel. ALPS will provide the Trust with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Trust. Upon request, ALPS will provide the Trust with a copy of such advice of counsel.

7.    Standard of Care; Limitation of Liability; Indemnification.

(a)ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)Notwithstanding anything in this Agreement to the contrary ALPS and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (“ALPS Associates”) shall not be liable to the Trust for any action or inaction of any ALPS Associate except to the extent of direct Losses1 finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’ duties, obligations, representations, warranties or indemnities under this Agreement or an Intermediary Agreement. Under no circumstances shall ALPS Associates be liable for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value.

(c)The Trust shall indemnify, defend and hold harmless ALPS Associates from and against Losses (including legal fees and costs to enforce this provision) that ALPS Associates suffer, incur, or pay as a result of any third-party claim or claim among the parties arising out of the subject matter of or otherwise in any way related to this Agreement or an Intermediary Agreement (“Claims”), including but not limited to:

(i)all actions taken by ALPS or ALPS Associates that are necessary to provide the services under this Agreement and/or an Intermediary Agreement, and including any transactions occurring by or though the ALPS sponsored NSCC number with respect to the Funds involving a financial intermediary that does not have an Intermediary Agreement executed with ALPS (to the extent applicable in connection with a conversion of services to ALPS), or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from the Trust or its officers; or

(ii)any Claims that the registration statement, prospectus, statement of additional information, shareholder report, sales literature and advertisements approved for use by the Trust and/or the relevant investment adviser identified on Appendix A or other information filed or made public by the Trust (as from time to time amended) include an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary in order to make the statements therein
1 As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

(and in the case of the prospectus and statement of additional information, in light of the circumstances under which they were made) not misleading under the 1933 Act, the 1940 Act, or any other statute, regulation, self-regulatory organization rule or applicable common law.

(d)Any expenses (including legal fees and costs) incurred by ALPS Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by the Trust on a quarterly basis prior to the final disposition of such matter upon receipt by the Trust of an undertaking by ALPS to repay such amount if it shall be determined that an ALPS Associate is not entitled to be indemnified. Notwithstanding the foregoing, nothing contained in this Section 7 or elsewhere in this Agreement shall constitute a waiver by the Trust of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

8.    Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Trust recognizes that from time to time ALPS Associates may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

9.    Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Trust. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Trust, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Trust. The Trust shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by ALPS to the Trust at the Trust’s expense. ALPS shall assist the Trust, the Trust’s independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS or its undersigned as defined by Rule 17a-4 of the Securities and Exchange Act (the “Exchange Act”), shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Trust and are required to be maintained under Rule 17a-4 of the Exchange Act and FINRA Rule 3110.  Electronic storage media maintained by the Trust will comply with Rule 17a-4 of the Exchange Act.

10.    Confidentiality.

(a)Each Party shall not at any time disclose to any person any Confidential Information2 concerning the business, affairs, customers, clients or suppliers of the other Party or its affiliates, except as permitted by this Section 10.

(b)Each Party may disclose the other Party’s Confidential Information:

(i)In the case of the Trust, to each of its affiliates, members, shareholders, trustees, officers, partners, employees and agents (“Trust Representative”) who need to know such information for the purpose of carrying out its duties under, or receiving the benefits of or enforcing, this Agreement. The Trust shall ensure compliance by Trust Representatives with Section 10(a).

(ii)In the case of ALPS, to the Trust and each ALPS Associate, Trust Representative, investor, Fund or a Fund’s investment adviser, bank or broker, Fund or a Fund’s investment adviser counterparty or agent thereof, or payment infrastructure provider who needs to know such information for the purpose of carrying out ALPS’s duties under or enforcing this Agreement. ALPS shall ensure compliance by ALPS with Section 10(a) but shall not be responsible for such compliance by any other person.

(iii)As may be required by statutes, rules, regulations, interpretations and orders of any Government Authority (“Law”) or pursuant to legal process; provided that the disclosing Party (i) where reasonably practicable and to the extent legally permissible, provides the other Party with prompt written notice of the required disclosure so that the other Party may seek a protective order or take other analogous action, (ii) discloses no more of the other Party’s Confidential Information than reasonably necessary and (iii) reasonably cooperates with actions of the other Party in seeking to protect its Confidential Information at that Party’s expense.

(c)Neither Party shall use the other Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement. Each Party may retain a record of the other Party’s Confidential Information for the longer of (i) 7 years or (ii) as required by Law or its internal policies.

(d)ALPS’s ultimate parent company is subject to U.S. federal and state securities Law and may make disclosures as it deems necessary to comply with such Law. ALPS shall have no obligation to use Confidential Information of, or data obtained with respect to, any other client of ALPS in connection with the services contemplated hereunder.
2 As used in this Agreement, “Confidential Information” means any information about the Trust or ALPS, including this Agreement, except for information that (i) is or becomes part of the public domain without breach of this Agreement by the receiving Party, (ii) was rightfully acquired from a third party, or is developed independently, by the receiving Party, or (iii) is generally known by Persons in the technology, securities, or financial services industries.

(e)    Upon the prior written consent of the Trust, ALPS shall have the right to identify the Trust, a Fund or a Fund’s investment adviser in connection with its marketing-related activities and in its marketing materials as a client of ALPS. Upon the prior written consent of ALPS, the Trust, a Fund or a Fund’s investment adviser shall have the right to identify ALPS and to describe the services hereunder and the material terms of this Agreement in the offering documents of the Trust or a Fund. This Agreement shall not prohibit ALPS from using any Fund data in tracking and reporting on ALPS’s clients generally or making public statements about such subjects as its business or industry; provided that neither the Trust, a Fund nor a Fund’s investment adviser is named in such public statements without its prior written consent.
11.    Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Trust hereunder shall cause the Trust to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Trust of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Trust’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Trust. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Trust a certification to such effect no less than annually or as otherwise reasonably requested by the Trust. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Trust.

12.    Representations and Warranties of ALPS. ALPS represents and warrants to the Trust that:

(a)    It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)    It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)    All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)    It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)    ALPS has conducted a review of its supervisory controls system and has made available to the Trust the most current summary report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Trust for inspection a summary report of such review and any updates thereto. ALPS shall immediately notify the Trust of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Trust or the Trust’s investment adviser.

13.    Representations and Warranties of the Trust. The Trust represents and warrants to ALPS that:

(a)    It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as an open-end management investment company.

(b)    It is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)The Board of Trustees of the Trust has duly authorized it to enter into and perform this Agreement.

(d)The registration statement and the prospectus and statement of additional information of each Fund identified on Appendix A: (i) have been prepared, and all sales literature and advertisements approved by the Trust and/or the Trust's investment adviser or other materials prepared by or on behalf of the Trust for ALPS' use ("Sales Materials") shall be prepared, in all material respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”) and (ii) contain, and all Sales Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations.

(e)All statements of fact contained therein, or to be contained in all Sales Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the registration statement, any Fund's prospectus or statement of additional information, nor any Sales Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund's prospectus and statement of additional information in light of the circumstances in which made, not misleading. The Trust shall, from time to time, file such amendment or amendments to the registration statement and the prospectus and statement of additional information for each Fund identified on Appendix A as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the registration statement and each Fund's prospectus and statement of additional information at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund's prospectus or statement of additional information in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the registration statement or a Fund's prospectus or statement of additional information without providing ALPS reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the registration statement or a Fund's prospectus or statement of additional information as the Trust may deem advisable. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by ALPS for inclusion in the registration statement or any Fund's prospectus or statement of additional information.

14.    Consultation Between the Parties. ALPS and the Trust shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Trust shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

15.    Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Trust, ALPS will supply the Trust with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Trust may reasonably request from time to time.

16.    Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Trust, take commercially reasonable steps to minimize service interruptions.

17.    Duration and Termination of this Agreement.

(a)    Initial Term. This Agreement shall become effective as of the date first written above (“Effective Date”) and shall continue thereafter throughout the period that ends two (2) years after the Effective Date (the “Initial Term”).

(b)    Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Trust, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not Interested Persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Trust who are not Interested Persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)    This Agreement is terminable on sixty (60) days’ written notice by the Trust’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio of the Trust, or by ALPS.

(d)    Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Trust or as otherwise directed by the Trust (at the expense of the Trust) all records and other documents made or accumulated in the performance of its duties for the Trust hereunder.

18.    Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Trust without the prior written consent of ALPS.

19.    Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York and the 1940 Act and the rules thereunder. To the extent that the laws of the State of New York conflict with the 1940 Act or such rules, the latter shall control.

20.    Names. The obligations of the Trust entered into in the name or on behalf thereof by any trustee, director, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the trustees, directors, shareholders, representatives or agents of the Trust personally, but bind only the property of the Trust, and all Persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust.

21.    Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

22.    Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by facsimile or e-mail (upon acknowledged receipt), and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado 80203
Attn: General Counsel
E-Mail: intermediaryagreements@alpsinc.com

To the Trust:

Performance Trust Mutual Funds
c/o U.S. Bank Global Fund Services
P.O. Box 701
Milwaukee, Wisconsin 53201-0701
Attn:
E-Mail:

With a copy to:

PT Asset Management, LLC
500 W Madison St #500
Chicago, IL 60661
Attn:
E-Mail:

24.    Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.    Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions.

26.    Background Check. ALPS may itself and through its agent conduct a background check on a Fund identified on Appendix A, and any of its trustees, directors, officers, employees, principals, contractors and affiliates. The Trust and relevant investment adviser identified on Appendix A will cooperate with ALPS in providing and/or obtaining information necessary to conduct the background check. ALPS may terminate this Agreement within 30 days of receipt of the results of the background check.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRUST FOR PROFESSIONAL MANAGERS

By:    /s/ John Buckel
Name: John Buckel
Title:    President

ALPS DISTRIBUTORS, INC.

By:    /s/ Stephen Kyllo
Name: Stephen Kyllo
Title:    SVP & Director

APPENDIX A

LIST OF FUNDS AND ADVISERS3
Effective as of January 16, 2025

Performance Trust Multisector Bond Fund        PT Asset Management, LLC
Performance Trust Municipal Bond Fund            PT Asset Management, LLC
Performance Trust Total Return Bond Fund        PT Asset Management, LLC

3 This Appendix A may be amended upon execution of an updated Appendix A signed by the Parties.

APPENDIX B
SERVICES

Distribution Services
•Act as legal underwriter/distributor
•Facilitate setup of an NSCC FundSERV Participant Number under ALPS Distributors Inc. specific for your fund family
•Maintain & supervise FINRA registrations for licensed individuals
o Coordinate Continuing Education requirements
o Administer & maintain required filings/licenses with FINRA
•Provide investment company advertising and sales literature review, approval and record maintenance Online submission, review/approval, & real-time status updates through SS&C Advertising Review Portal
o File required materials with FINRA
o Provide advertising regulatory and disclosure guidance
•Prepare, update, execute & maintain financial intermediary agreements
o Online access provided through SS&C Portal
•Support financial intermediary relations
o Consult and support client’s distribution model & strategy
•Fulfill key account intermediary initial and ongoing information and due diligence requests
•Perform financial intermediary payments & reporting on behalf of Funds and Funds’ Investment Adviser